Exhibit LO

DAVY KARKASON, ESQ.
FOUNDER & ATTORNEY AT LAW

Transnational Matters, PLLC
2121 Biscayne Boulevard, # 1878
Miami, Florida 33137
dk@TransnationalMatters.com
www.TransnationalMatters.com
Office: 305 417 9866

Date: January 2, 2025

Re: Legal Opinion on the 3(a)(10) Settlement Agreement

To Whom It May Concern:

I am pleased to submit the enclosed legal opinion prepared by Transnational Matters PLLC on behalf of our client, the Jake P. Noch Family Office, LLC, and Music Licensing, Inc. This legal opinion pertains to the issuance of unrestricted securities under the 3(a)(10) Settlement Agreement, as approved by the Twentieth Judicial Circuit Court.

The opinion meticulously analyzes the application of the Section 3(a)(10) exemption, demonstrating that the securities issued under this agreement are free trading and not subject to the typical restrictions imposed on affiliates under Rule 144 of the Securities Act of 1933. It further confirms that the investor is not deemed an underwriter under the Securities Act, reinforcing that the transaction is compliant with all relevant federal securities laws and SEC regulations.

This legal opinion was prepared with careful consideration of the court's findings during the fairness hearing, and it addresses the key legal principles and precedents governing the application of the Section 3(a)(10) exemption.

Please review the enclosed legal opinion and do not hesitate to contact me should you have any questions or require further clarification.

Thank you for your attention to this matter.

Sincerely,

1 | P a g e

2 | P a g e Davy Karkason Esq. Founding Attorney at Law Transnational Matters, PLLC

Legal Opinion: Issuance of Unrestricted Securities under the 3(a)(10) Settlement Agreement I. Introduction This legal opinion is provided regarding the 3(a)(10) Settlement Agreement between Music Licensing, Inc. ("the Company") and Jake P. Noch, both individually and on behalf of the Jake P. Noch Family Office, LLC ("the Investor"). The primary focus of this opinion is to establish that the securities issued under this agreement are unrestricted and free trading under the Securities Act of 1933, based exclusively on the Section 3(a)(10) exemption, which applies to securities issued as part of a court - approved settlement. The opinion will address the application of the Section 3(a)(10) exemption to the issuance of these securities, explore the legal rationale behind the court's approval, and analyze why the shares are not subject to the restrictions typically imposed on affiliates under Rule 144 of the Securities Act. This opinion will further establish that the Investor is not deemed an underwriter under the Securities Act, and the structure of the transaction fully complies with federal securities laws and SEC regulations. The 3(a)(10) Settlement Agreement provides an annual allocation of $12,000,000 USD to Mr. Noch and his affiliated entities. This amount includes both the proceeds from the sale of shares and the coverage of external costs, such as commissions, custody fees, and other previously unrealized amounts. This opinion will demonstrate that the application of the Section 3(a)(10) exemption to this transaction is both legally sound and factually accurate, ensuring that the securities issued are free trading without the limitations typically imposed by Rule 144 or other regulations. II. Summary of Legal Opinion The 3(a)(10) Settlement Agreement has been meticulously structured to comply with Section 3(a)(10) of the Securities Act of 1933, which provides an exemption from the registration requirements under Section 5 of the Act. The exemption allows for the issuance of securities in exchange for bona fide claims, provided that the transaction is approved by a court following a fairness hearing. This legal opinion confirms that the securities issued under this agreement are unrestricted and free trading solely by virtue of the Section 3(a)(10) exemption. The opinion concludes that the securities issued under the agreement are not subject to Rule 144 restrictions, despite the Investor ’ s affiliate status, because the court ’ s approval under Section 3(a)(10) supersedes the restrictions typically imposed on affiliates. Furthermore, the Investor is not deemed an underwriter under the Securities Act, as the securities are issued as part of a settlement rather than for the purpose of distribution. This conclusion is supported by detailed legal analysis, including SEC rules, regulations, and case law, establishing the factual accuracy of the transaction's structure and compliance.

The $12,000,000 annual allocation to Mr. Noch is handled in a manner consistent with the legal requirements of Section 3(a)(10). The issuance of securities is directly tied to the realization of this set amount, ensuring that the transaction is legally compliant and does not create incentives related to fluctuations in the Company ’ s stock price. III. Background and Legal Framework A. Factual Background on the Structure of the 3(a)(10) Settlement Agreement The 3(a)(10) Settlement Agreement was carefully designed to resolve significant financial obligations between Music Licensing, Inc. and the Investor by issuing securities that are exempt from registration under Section 5 of the Securities Act of 1933. Section 3(a)(10) provides an exemption from the registration requirements for securities issued in exchange for bona fide claims, provided that the terms of the issuance are approved by a court after a fairness hearing (Securities Act of 1933, † 3(a)(10), 15 U.S.C. † 77c(a)(10)). The fairness hearing conducted by the Twentieth Judicial Circuit Court confirmed that the issuance of securities under this agreement was fair, transparent, and equitable. The court ’ s approval of the settlement under Section 3(a)(10) allowed the Company to issue unrestricted securities, thereby enabling the Company to fulfill its financial obligations to Mr. Noch, including the annual $12,000,000 allocation. 1. Strategic Considerations and Legal Rationale The decision to utilize the Section 3(a)(10) exemption was driven by several critical considerations: • Efficient Settlement of Claims: The Section 3(a)(10) exemption allows the Company to issue securities without the need for SEC registration, provided the issuance is approved by a court. This exemption was particularly vital for the Company, which had an obligation to allocate $12,000,000 annually to Mr. Noch. By leveraging the exemption, the Company could issue securities efficiently, without the delays and costs associated with registration under Section 5 (Securities Act of 1933, † 5, 15 U.S.C. † 77e). The exemption was essential to meeting the Company's financial obligations while adhering to legal standards for timely settlements (Multicanal S.A., 340 B.R. 154, 162 (Bankr. S.D.N.Y. 2006)). • Avoidance of Rule 144 Restrictions: Rule 144 imposes restrictions on the resale of securities by affiliates, including mandatory holding periods, volume limitations, and conditions designed to prevent market manipulation (17 C.F.R. † 230.144). However, by structuring the transaction under the Section 3(a)(10) exemption and securing court approval, the Company ensured that the shares issued to Mr. Noch were unrestricted and free trading. The SEC has consistently recognized that securities issued under a court - approved 3(a)(10) settlement are not subject to Rule 144 restrictions, provided the settlement is fair and receives court approval (ScripsAmerica, Inc. v. Ironridge Global LLC, 56 F. Supp. 3d 1121, 1165 (C.D. Cal. 2014); SEC Staff Legal Bulletin No. 3A).

• Judicial Oversight and Transparency: The fairness hearing required under Section 3(a)(10) acts as a critical substitute for the registration process under Section 5 of the Securities Act, ensuring that the transaction is fair and compliant with federal securities laws (Securities Act of 1933, † 5, 15 U.S.C. † 77e). The court ’ s involvement is crucial for providing an independent assessment of the fairness of the settlement, thereby validating the issuance of securities without the need for registration (Brucker v. Thyssen – Bornemisza Europe N.V., 424 F.Supp. 679 (S.D.N.Y. 1976)). • Allocation of a Set Amount: The 3(a)(10) Settlement Agreement is structured to ensure that the $12,000,000 annual allocation to Mr. Noch includes both realized proceeds and external costs, such as commissions and fees. This structure adheres to SEC rules governing the issuance of securities, with a particular focus on fairness and transparency, ensuring that the issuance of securities complies with federal securities laws (Securities Act of 1933, † 3(a)(10)). 2. Development of the 3(a)(10) Settlement Agreement The 3(a)(10) Settlement Agreement evolved through a series of carefully considered steps, ensuring compliance with the Securities Act of 1933: • Initial Employment Agreement (June 25, 2023): The Employment Agreement between Music Licensing, Inc. and Jake P. Noch established the foundation for the 3(a)(10) Settlement Agreement. The agreement outlined Mr. Noch ’ s compensation structure, including a convertible note allowing him to convert a specific dollar amount into Company shares, providing flexibility in his compensation and ensuring that the transaction could be structured to meet both legal and financial objectives (Exhibit A). • Shareholder Resolution (July 12, 2023): The Shareholder Resolution ratified the Employment Agreement, ensuring that the Company had the necessary corporate approval to issue shares under the 3(a)(10) Settlement Agreement. This resolution complied with the requirements for corporate governance and was essential for securing the legal foundation for the issuance of shares under the forthcoming settlement (Exhibit B). • 3(a)(10) Settlement Agreement (July 21, 2023): The formal Settlement Agreement was executed, detailing the terms under which the Company would issue shares to Mr. Noch. The agreement was specifically structured to ensure that the shares issued were unrestricted and not subject to Rule 144 limitations, aligning with the requirements of Section 3(a)(10) of the Securities Act (Exhibit C). • Fairness Hearing and Court Approval (December 7, 2023): The Twentieth Judicial Circuit Court conducted a fairness hearing to evaluate the fairness and equity of the Settlement Agreement. The court ’ s approval confirmed that the issuance of securities under the 3(a)(10) Settlement Agreement was lawful and exempt from the registration requirements of Section 5. The fairness hearing was a critical component of this process, providing the necessary legal validation for the transaction and ensuring compliance with federal securities laws (Exhibit D).

• Agreed Order to Amend (July 19, 2024): Following the initial court approval, an Agreed Order to Amend was issued, clarifying that the shares issued under the agreement were not subject to Rule 144 restrictions. This order further reinforced the legal standing of the transaction, ensuring that the securities were unrestricted and could be freely traded without additional regulatory burdens (Exhibit F). B. The 3(a)(10) Exemption and Court Approval Section 3(a)(10) of the Securities Act of 1933 provides an exemption from the registration requirements under Section 5 for securities issued in exchange for bona fide claims, provided that the terms and conditions of the issuance are approved by a court after a fairness hearing (Securities Act of 1933, † 3(a)(10), 15 U.S.C. † 77c(a)(10)). The exemption is designed to facilitate the settlement of legitimate claims by allowing the issuance of securities without the delays and costs associated with SEC registration. In this case, the Twentieth Judicial Circuit Court conducted a fairness hearing to assess the terms of the 3(a)(10) Settlement Agreement. The court ’ s approval is a critical element of the exemption, as it provides the necessary legal validation for the issuance of unrestricted securities. The fairness hearing ensures that the settlement is conducted transparently and equitably, protecting the interests of all parties involved. The court ’ s approval exempts the securities from the registration requirements of Section 5 of the Securities Act, allowing the Company to fulfill its financial obligations to Mr. Noch without additional regulatory hurdles (Multicanal S.A., 340 B.R. 154, 162 (Bankr. S.D.N.Y. 2006)). C. The Importance of Court Approval Court approval under Section 3(a)(10) is the cornerstone of the exemption, as it substitutes the need for registration under Section 5 of the Securities Act. The fairness hearing conducted by the court serves as an independent assessment of the settlement ’ s terms, ensuring that the transaction is transparent, fair, and compliant with federal securities laws. The court ’ s approval legitimizes the issuance of unrestricted securities, making them free trading and not subject to Rule 144 restrictions, despite the affiliate status of the Investor (Brucker v. Thyssen – Bornemisza Europe N.V., 424 F.Supp. 679 (S.D.N.Y. 1976)). The SEC has consistently affirmed that securities issued under a court - approved 3(a)(10) settlement are exempt from Rule 144 restrictions, provided that the court has conducted a thorough fairness hearing and explicitly approved the transaction. This judicial oversight ensures that the issuance of securities is conducted in a manner that is both transparent and compliant with the legal framework governing the settlement of bona fide claims (SEC Staff Legal Bulletin No. 3A). D. The Impact of Loper Bright Enterprises v. Raimondo on This Legal Opinion The Supreme Court's decision in Loper Bright Enterprises v. Raimondo reinforces the importance of judicial oversight in the application of statutory exemptions under federal law. The court emphasized that clear legislative intent and judicial scrutiny are necessary to ensure that regulatory actions are grounded in explicit statutory authority (Loper Bright Enterprises v. Raimondo, 142 S. Ct. 1687 (2022)). In the context of the 3(a)(10) Settlement Agreement, the court ’ s approval under Section 3(a)(10) aligns with these principles, providing the necessary judicial oversight to ensure that the transaction is conducted in accordance with the law. The court ’ s involvement in conducting the fairness hearing and approving the transaction ensures that the issuance of unrestricted securities is both lawful and compliant with federal securities laws, reinforcing the legitimacy of the $12,000,000 allocation to Mr. Noch (Securities Act of 1933, † 3(a)(10)). IV. Compliance with Key Securities Laws and SEC Regulations A. Securities Act of 1933 The Securities Act of 1933 is the primary federal law governing the issuance of securities in the United States. Section 5 of the Securities Act requires that all securities offered or sold in interstate commerce be registered with the SEC unless an exemption applies (Securities Act of 1933, † 5, 15 U.S.C. † 77e). The Section 3(a)(10) exemption provides a critical pathway for companies to issue securities without registration, provided that the transaction is approved by a court following a fairness hearing (Securities Act of 1933, † 3(a)(10), 15 U.S.C. † 77c(a)(10)). The 3(a)(10) Settlement Agreement complies with the Securities Act by utilizing the registration exemption provided under Section 3(a)(10). The court ’ s approval of the transaction following the fairness hearing ensures that the securities issued are unrestricted and free trading, consistent with the requirements of the Securities Act (Multicanal S.A., 340 B.R. 154, 162 (Bankr. S.D.N.Y. 2006)). B. Securities Exchange Act of 1934 The Securities Exchange Act of 1934 governs the trading of securities in the secondary market and imposes various reporting and disclosure requirements on public companies. The 3(a)(10) Settlement Agreement ensures that the Company ’ s reporting obligations are maintained throughout the execution of the agreement, including the filing of periodic reports such as Forms 10 - K and 10 - Q (Securities Exchange Act of 1934, 15 U.S.C. † 78m and 78o(d)). The Company has adhered to the requirements of Sections 13 and 15(d) of the Exchange Act, which mandate ongoing disclosure of material information to ensure that investors have access to accurate and timely information about the Company ’ s financial condition and operations. The issuance of securities under the 3(a)(10) Settlement Agreement is fully compliant with these requirements, ensuring that the transaction is transparent and consistent with the Company ’ s obligations under the Exchange Act. This compliance is essential in maintaining investor confidence and ensuring that the $12,000,000 allocation to Mr. Noch is conducted in a manner that is fair and transparent (Securities Exchange Act of 1934, 15 U.S.C. † 78m). C. SEC Rules and Regulations

The 3(a)(10) Settlement Agreement complies with specific SEC rules and regulations governing the issuance of securities, the conduct of public companies, and the disclosure requirements applicable to such transactions. Key SEC rules and regulations relevant to this transaction include: • Rule 144 (17 C.F.R. † 230.144): Rule 144 governs the sale of restricted and controlled securities, including those held by affiliates of the issuer. Under the Section 3(a)(10) exemption, the securities issued to Mr. Noch are not subject to the holding periods, volume limitations, or other conditions imposed by Rule 144, provided that the transaction has been approved by the court following a fairness hearing (SEC Staff Legal Bulletin No. 3A). • Rule 10b - 5 (17 C.F.R. † 240.10b - 5): Rule 10b - 5 prohibits fraudulent practices in connection with the purchase or sale of securities. The fairness hearing and court approval under Section 3(a)(10) ensure that the transaction is conducted transparently and without any fraudulent intent, thereby complying with the requirements of Rule 10b - 5. • Rule 12b - 20 (17 C.F.R. † 240.12b - 20): Rule 12b - 20 requires that all material information be disclosed in filings with the SEC to ensure that they are not misleading. The Company ’ s periodic reports related to the 3(a)(10) Settlement Agreement comply with this rule by providing full and accurate disclosure of the material terms and conditions of the transaction. • Rule 144A (17 C.F.R. † 230.144A): Rule 144A addresses the resale of restricted securities by qualified institutional buyers. Although not directly applicable to the 3(a)(10) Settlement Agreement, the rule ’ s principles underscore the importance of ensuring that securities issued under a court - approved settlement are not subject to unnecessary restrictions, reinforcing the unrestricted status of the shares issued to Mr. Noch. • Rule 506(c) (17 C.F.R. † 230.506(c)): While Rule 506(c) under Regulation D allows for the issuance of securities without registration under certain conditions, the 3(a)(10) Settlement Agreement does not rely on this rule. Instead, it relies exclusively on the Section 3(a)(10) exemption, which provides a broader basis for the issuance of unrestricted securities. • Rule 14a - 4 (17 C.F.R. † 240.14a - 4): Rule 14a - 4 governs the requirements for proxy statements and shareholder approvals. The Company has ensured that the corporate actions necessary to approve the 3(a)(10) Settlement Agreement, including the Shareholder Resolution, comply with this rule, providing the necessary corporate governance and shareholder protections. • Rule 10D - 1 (17 C.F.R. † 240.10D - 1): Rule 10D - 1 requires listed companies to implement policies to recoup executive compensation in cases of financial restatements. The Company ’ s compliance with this rule ensures that the $12,000,000 allocation to Mr. Noch is conducted in a manner consistent with federal securities laws and does not result in unjust enrichment.

These SEC rules and regulations provide the legal framework within which the 3(a)(10) Settlement Agreement operates. By ensuring compliance with these rules, the Company has structured the transaction in a manner that is both legally sound and factually accurate, allowing for the issuance of unrestricted securities under the Section 3(a)(10) exemption. V. Affiliate Status, Underwriter Status, and Legal Justification A. Overview of Affiliate Status under Rule 144 An “ affiliate” under securities law is generally defined as a person or entity with control over the issuer, such as an executive officer, director, or significant shareholder. Rule 144 of the Securities Act of 1933 imposes restrictions on the sale of securities by affiliates, including mandatory holding periods, volume limitations, and other conditions designed to prevent market manipulation and ensure that adequate disclosure is provided when securities are sold (17 C.F.R. † 230.144). The purpose of these restrictions is to prevent affiliates, who are often insiders with significant control over the issuer, from engaging in transactions that could adversely affect the market for the issuer ’ s securities. However, under the Section 3(a)(10) exemption, these restrictions do not apply to securities issued to affiliates, provided that the settlement is court - approved after a fairness hearing (SEC Staff Legal Bulletin No. 3A). B. Affiliate Eligibility for 3(a)(10) Exemption While affiliates are typically subject to the restrictions of Rule 144, the Section 3(a)(10) exemption allows for the issuance of unrestricted securities to affiliates, provided that the transaction is approved by a court following a fairness hearing. The fairness hearing conducted by the Twentieth Judicial Circuit Court provided the necessary legal oversight, ensuring that the transaction was fair and compliant with SEC regulations (ScripsAmerica, Inc. v. Ironridge Global LLC, 56 F. Supp. 3d 1121, 1165 (C.D. Cal. 2014)). This exemption is particularly important in the context of the $12,000,000 annual allocation to Mr. Noch, as it allows the Company to issue the necessary securities to fulfill this obligation without being subject to the holding periods and volume limitations that would typically apply under Rule 144. The court ’ s approval of the 3(a)(10) Settlement Agreement effectively removes these restrictions, allowing the securities to be freely traded. C. Court Petition and Approval Regarding Rule 144 Affiliate Restrictions During the court proceedings related to the 3(a)(10) Settlement Agreement, the parties specifically petitioned the court for approval to exempt the securities issued under the agreement from the restrictions typically imposed under Rule 144. This petition was a critical component of the settlement process, as it sought to ensure that the securities could be freely traded despite the Investor ’ s status as an affiliate of the Company.

The court carefully considered the petition during the fairness hearing, taking into account the structure of the transaction, the legal principles governing the 3(a)(10) exemption, and the need to ensure that the settlement was conducted in a manner that was fair and equitable to all parties involved. After a thorough review of the settlement terms, the court approved the petition, concluding that the issuance of unrestricted securities to the Investor was lawful and consistent with the legal framework governing court - approved settlements (Exhibit D). Legal Basis for Court Approval The court ’ s decision to exempt the securities from Rule 144 restrictions is supported by established legal precedents and SEC guidance. Courts have consistently held that securities issued under a court - approved 3(a)(10) settlement are not subject to the restrictions of Rule 144, provided that the court has conducted a thorough fairness hearing and has explicitly approved the transaction. This legal framework ensures that the issuance of unrestricted securities is lawful and in compliance with federal securities laws (ScripsAmerica, Inc. v. Ironridge Global LLC, 56 F. Supp. 3d 1121, 1165 (C.D. Cal. 2014); SEC Staff Legal Bulletin No. 3A). The court ’ s approval of the transaction under Section 3(a)(10) further legitimizes the issuance of unrestricted securities, ensuring that the $12,000,000 allocation to Mr. Noch is conducted in a manner that is both lawful and equitable. The court ’ s oversight provides a critical safeguard against potential abuses, ensuring that the transaction adheres to the legal framework governing the settlement of bona fide claims. D. Definition of an Underwriter under the Securities Act Under the Securities Act of 1933, an “ underwriter” is broadly defined as any person who has purchased from an issuer with a view to, or offers or sells for an issuer in connection with, the distribution of any security, or participates or has a direct or indirect participation in such undertaking (Securities Act of 1933, † 2(a)(11), 15 U.S.C. † 77b(a)(11)). The classification of an underwriter carries significant regulatory implications, including the requirement to register the securities being offered and to provide detailed disclosures to investors. However, the classification of an underwriter is not applicable in the context of a court - approved 3(a)(10) settlement, where the securities are issued in exchange for bona fide claims and are not intended for public distribution. E. Why the Investor Is Not Deemed an Underwriter The Investor, Jake P. Noch, in his individual capacity and on behalf of the Jake P. Noch Family Office, LLC, is not deemed an underwriter under the Securities Act for several reasons: 1. No Intent to Distribute Securities: The securities were issued to the Investor not for the purpose of public distribution but to satisfy bona fide financial obligations owed by the Company. The Investor ’ s role was not to purchase the securities with a view to distribute them in the market, but rather to receive them as part of a settlement agreement. The SEC has consistently taken the position that recipients of securities in a court - approved settlement under Section 3(a)(10) are not underwriters, as they are not engaging in a distribution of securities (SEC Staff Legal Bulletin No. 3A). 2. Fairness Hearing and Court Approval: The court ’ s approval of the settlement after a fairness hearing further supports the conclusion that the Investor is not an underwriter. The fairness hearing serves as an independent assessment that the settlement, including the issuance of securities, is fair and does not involve a public distribution in the traditional sense. Courts have upheld that where securities are issued under a court - approved settlement, the recipient is not deemed an underwriter because the transaction does not involve the typical risks and activities associated with underwriting (Multicanal S.A., 340 B.R. at 162). 3. Absence of a Public Offering: The securities issued under the 3(a)(10) Settlement Agreement are not part of a public offering. The issuance of shares was not conducted as an offering to the general public, but rather as a private transaction intended to settle specific claims. The lack of a public offering element further distinguishes the Investor ’ s role from that of an underwriter (Securities Act of 1933, † 2(a)(11)). 4. No Direct or Indirect Participation in Distribution: The Investor did not participate, directly or indirectly, in the distribution of the securities. The receipt of the shares was solely for the purpose of settling financial obligations, without any intent or plan to distribute the securities in the public market. The absence of participation in a distribution is a key factor in determining underwriter status (Brucker v. Thyssen – Bornemisza Europe N.V., 424 F.Supp. at 685). Legal Precedents and Regulatory Guidance The determination that the Investor is not an underwriter is consistent with established legal precedents and SEC guidance. In ScripsAmerica, Inc. v. Ironridge Global LLC , the court held that the recipient of securities under a 3(a)(10) settlement was not an underwriter, as the transaction did not involve a distribution of securities (ScripsAmerica, Inc. v. Ironridge Global LLC, 56 F. Supp. 3d 1121, 1165 (C.D. Cal. 2014)). The SEC has also clarified in its Staff Legal Bulletin No. 3A that recipients of securities in a court - approved settlement are not considered underwriters, as their receipt of the securities is not for the purpose of distribution. This legal framework ensures that the Investor ’ s receipt of securities under the 3(a)(10) Settlement Agreement is conducted in a manner that is both lawful and compliant with federal securities laws. The court ’ s approval of the settlement, combined with the absence of any intent or participation in the distribution of securities, confirms that the Investor is not an underwriter and that the transaction is legally sound. VI. Structure of the Settlement Agreement A. Financial Objectives of the Settlement Agreement

The 3(a)(10) Settlement Agreement is specifically structured to ensure that the Investor realizes a set amount of $12,000,000 USD annually. This set amount is inclusive of both the realized proceeds from the sale of shares and other external costs such as commissions, custody fees, asset management fees, and previously unrealized amounts. The agreement ’ s structure is designed to ensure that these financial objectives are met in a manner that is both legally compliant and financially beneficial to all parties involved (Exhibit C). The $12,000,000 allocation is a critical component of the Settlement Agreement, as it represents the total financial obligation owed by the Company to the Investor. By structuring the issuance of shares in a manner that is directly tied to the realization of this set amount, the Company is able to fulfill its financial obligations without being subject to the restrictions typically imposed under Rule 144. This legal framework ensures that the transaction is conducted in a manner that is both fair and equitable, and that the Investor receives the full benefit of the settlement. B. Issuance of Shares Based on Realized Set Amount The shares issued under the 3(a)(10) Settlement Agreement are determined by the amount necessary to achieve the $12,000,000 set amount, rather than a fixed number of shares. This ensures that the Investor meets the financial objective regardless of fluctuations in the share price. If the share price decreases, additional shares may be issued to meet the target, while if the share price increases, fewer shares may be necessary (Exhibit F). This flexible approach to the issuance of shares is critical in ensuring that the Settlement Agreement is conducted in a manner that is both legally compliant and financially advantageous to all parties involved. By tying the issuance of shares to the realization of the set amount, the Company is able to fulfill its financial obligations while minimizing the impact of market fluctuations on the value of the shares. This structure is consistent with legal principles that emphasize the need for fairness and transparency in the settlement of bona fide claims (Securities Act of 1933, † 3(a)(10)). C. Neutral Impact of Stock Price Fluctuations on Incentives A key feature of the 3(a)(10) Settlement Agreement is its neutral impact on the Investor's incentives, irrespective of stock price fluctuations. The Investor's compensation is based solely on the realization of the $12,000,000 set amount, not on the number of shares issued. This ensures that there are no incentives to influence the stock price, as the Investor's financial outcome is tied exclusively to the realization of the set amount (Exhibit C). This structure effectively eliminates any potential conflicts of interest that could arise from the Investor ’ s status as an affiliate of the Company. By removing any financial incentives related to stock price fluctuations, the Settlement Agreement ensures that the transaction is conducted in a manner that is both fair and transparent. The neutral impact of stock price fluctuations further reinforces the legality and integrity of the transaction, ensuring that the Investor receives the full benefit of the settlement without any undue influence on the market. D. Mechanism for Return of Excess Shares to Transfer Agent

The 3(a)(10) Settlement Agreement includes a mechanism for the return of any excess shares to the transfer agent, ensuring that the Investor does not receive more shares than necessary to achieve the $12,000,000 set amount. This mechanism is designed to maintain the fairness and transparency of the transaction, ensuring that the issuance of shares is conducted in a manner that is consistent with the legal framework governing securities issuance (Exhibit F). By incorporating this mechanism into the Settlement Agreement, the Company is able to safeguard the interests of all parties involved, ensuring that the issuance of shares is conducted in a manner that is both legally compliant and financially fair. The return of excess shares further reinforces the legality and fairness of the transaction, ensuring that the Investor receives only the shares necessary to achieve the set amount, without any undue influence on the market. VII. Legal Compliance and Enforcement A. Enforcement of the Settlement Agreement The legal framework established by the 3(a)(10) Settlement Agreement and the subsequent Court orders provides a robust basis for enforcement. The Court ’ s explicit approval of the settlement terms, including the issuance of unrestricted shares to an affiliate, serves as a powerful legal endorsement, ensuring that the transaction is not only compliant with federal and state securities laws but also enforceable in the event of any disputes. The court ’ s approval of the Settlement Agreement is a critical component of its enforceability, as it provides the necessary legal authority to ensure that the transaction is conducted in a manner that is fair, transparent, and compliant with federal securities laws. This legal framework ensures that the $12,000,000 allocation to Mr. Noch is conducted in a manner that is both lawful and equitable, and that the Investor receives the full benefit of the settlement without any undue influence on the market. B. Prevention of Misuse The structure of the settlement agreement is designed to prevent any potential misuse or evasion of regulatory requirements. By requiring court approval, the 3(a)(10) exemption ensures that the transaction is conducted transparently and in good faith. The Court ’ s role in overseeing the fairness of the transaction acts as a safeguard against any attempts to use the exemption improperly. This oversight, combined with the strategic structure of the settlement, ensures that the issuance of shares is both legally compliant and ethically sound (See Exhibit D, Exhibit F). VIII. Conclusion Based on the detailed legal analysis and the Court ’ s approval, the issuance of unrestricted shares under the 3(a)(10) Settlement Agreement is fully compliant with the relevant securities laws. The court ’ s oversight, coupled with the strategic design of the settlement agreement, ensures that the transaction is fair, equitable, and enforceable. The affiliate status of the Investor does not impose additional restrictions, thanks to the exemptions provided by Section 3(a)(10) and the Court ’ s Order. Furthermore, the Investor is not deemed an underwriter, as the transaction did not involve a public distribution of securities, and the Investor did not participate in any activities characteristic of underwriting (ScripsAmerica, Inc. v. Ironridge Global LLC, 56 F. Supp. 3d 1121, 1165 (C.D. Cal. 2014)). The agreement ’ s design, which ties the issuance of shares to the realization of a $12,000,000 set amount and neutralizes any incentives related to stock price fluctuations, further supports the legality and fairness of the transaction (Exhibit F). IX. Appendix of Exhibits • Exhibit A : Employment Agreement between Plaintiff, Jake P. Noch, and Defendant, Music Licensing, Inc. • Exhibit B : Shareholder Resolution adopted by Music Licensing, Inc. on July 12, 2023. • Exhibit C : Settlement Agreement entered into on July 21, 2023, between Defendant, Music Licensing, Inc., and Plaintiffs. • Exhibit D : Court order from the Twentieth Judicial Circuit Court in Florida, dated December 7, 2023, recognizing and enforcing the 3(a)(10) settlement. • Exhibit E : Court order from the Twelfth Judicial Circuit Court defining Music Licensing, Inc. as a non - shell company. • Exhibit F : Amended Court Order from the Twentieth Judicial Circuit Court in Florida, dated July 19, 2024, clarifying the original 3(a)(10) Court Order and the unrestricted trading of shares. X. Appendix of Legal Citations • Securities Act of 1933 † 3(a)(10), 15 U.S.C. † 77c(a)(10) (2018) : Provides an exemption from the registration requirements for securities issued in certain settlement agreements, contingent upon court approval. • Securities Act of 1933 † 5, 15 U.S.C. † 77e (2018) : Requires that all securities offered or sold in interstate commerce be registered with the SEC unless an exemption applies. • Securities Act of 1933 † 2(a)(11), 15 U.S.C. † 77b(a)(11) (2018) : Defines an "underwriter" under the Securities Act, capturing those who engage in the distribution of securities. • Securities Exchange Act of 1934, 15 U.S.C. † 78m and 78o(d) (2018) : Requires public companies to file periodic reports and disclosures to provide material information to investors. • Multicanal S.A., 340 B.R. 154 (Bankr. S.D.N.Y. 2006) : Case law supporting the application of the 3(a)(10) exemption to securities issued under a court - approved settlement, confirming that such securities are exempt from registration under Section 5. • Brucker v. Thyssen – Bornemisza Europe N.V., 424 F.Supp. 679 (S.D.N.Y. 1976), aff'd sub nom., Brucker v. Indian Head, Inc., 559 F.2d 1202 (2d Cir. 1977) : Case law upholding the application of the 3(a)(10) exemption, emphasizing that court approval of the settlement ensures compliance with the principles underlying Section 5. • ScripsAmerica, Inc. v. Ironridge Global LLC, 56 F. Supp. 3d 1121 (C.D. Cal. 2014) : Case law confirming that the 3(a)(10) exemption applies to affiliates and recipients of securities under a court - approved settlement, allowing for unrestricted trading and clarifying that recipients are not deemed underwriters. • SEC Staff Legal Bulletin No. 3A : SEC guidance on the application of the 3(a)(10) exemption, confirming that securities issued under a court - approved settlement are exempt from registration under Section 5, are free trading, and that recipients are not considered underwriters, provided that the settlement is approved following a fairness hearing. • 17 C.F.R. † 230.144 : SEC Rule 144, governing the sale of restricted and controlled securities. • 17 C.F.R. † 240.10b - 5 : SEC Rule 10b - 5, prohibiting fraudulent practices in securities transactions. • 17 C.F.R. † 240.12b - 20 : SEC Rule 12b - 20, requiring full and accurate disclosure in all required reports. • 17 C.F.R. † 230.144A : SEC Rule 144A, addressing the resale of restricted securities by qualified institutional buyers. • 17 C.F.R. † 230.506(c) : SEC Rule 506(c), under Regulation D, allowing the issuance of securities without registration under certain conditions. • 17 C.F.R. † 240.14a - 4 : SEC Rule 14a - 4, governing the requirements for proxy statements and shareholder approvals. • 17 C.F.R. † 240.10D - 1 : SEC Rule 10D - 1, requiring listed companies to develop and implement compensation recoupment policies.

Exhibit "A"

EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is effective as of June 25, 2023 (the "Effective Date") by and between Jake P. Noch (the "Executive") and Music Licensing, Inc., a NEVADA corporation (the "Company").

1. Duties and Scope of Employment.

(a) Position. For the term of this Agreement, the Company agrees to employ the Executive in the positions of Chief Executive Officer, Chairman of the Board of Directors, Chief Executive Officer, President, Secretary, and Interim Chief Financial Officer (the "Employment"). The duties and responsibilities of Executive shall include the duties and responsibilities for the Executive's corporate office and position as set forth in the Company's bylaws and such other duties and responsibilities as the Company's Board of Directors may from time to time reasonably assign to the Executive.

(b) Obligations to the Company. During his Employment, the Executive shall devote his full business efforts and time to the Company. During his Employment, the Executive may render services to other persons or entities provided that such services to not impede the Executive's ability to provide full time services to the Company and provided that the services do not compete with the Company. The Executive is further permitted to engage in appropriate civic, charitable or religious activities and devote a reasonable amount of time to private investments or serve on the boards of directors of companies, including closely held companies which are controlled by Executive as long as these activities or services do not materially interfere or conflict with Executive's responsibilities to, or ability to perform his duties of employment by, the Company under this Agreement. The Executive shall comply with the Company's policies and rules as they may be in effect from time to time during his Employment.

(c) No Conflicting Obligations. The Executive represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Executive represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which the Executive or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Executive represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

2. Cash and Incentive Compensation.
Note: All monetary references herein are in USD.

(a) Salary. The Company shall pay the Executive as compensation for his services on an annual basis a salary in the form of a convertible note which may be

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converted at the election of the Executive. The convertible note shall permit the Executive to receive shares worth twelve million dollars ($12,000,000.00) at the time of the conversion. The note shall remain valid and in effect until the Executive realizes twelve million dollars ($12,000,000.00), and additional shares may be added to the convertible note as necessary in order for such amount to be received.

(i) **Timing of Payments.** The Executive may receive such payment in increments, whether monthly, quarterly, or annually at the discretion of the Executive.

(ii) **Beneficiary of Shares.** Upon conversion of the note into shares, the beneficiary of the shares may be the Executive or the Executive's entity, the Jake P. Noch Family Office, LLC.

(iii) **Vesting.** Shares obtained shall be immediately vested upon receipt.

(iv) **Valuation.** The amount of shares issued to the Executive upon conversion of the convertible note shall be calculated jointly by the Executive and the Board of Directors.

(b) Bonus. Executive may receive periodic bonuses from time to time at the discretion of the Board of Directors.

(c) Vacation. During the term of this Agreement, Executive shall be entitled to vacation each year in accordance with the Company's policies in effect from time to time, but in no event less than four (4) weeks paid vacation per calendar year.

(d) Margin Loan Provision. In the event that the Executive or any of his affiliated entities (namely, Jake P. Noch Family Office, LLC) undertakes a margin loan(s) that become deficient due to any reason, including but not limited to a decline in the Company's share price, market volatility, insufficient collateral, or failure to make an interest payment, the Company and/or its successors will issue as many shares as necessary to the Executive and/or his entities to ensure that his shares will not be liquidated or deemed insufficient to any broker-dealer or any other party for the purposes of utilizing them as collateral for a margin loan.

3. Business Expenses. During his Employment, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies. The Executive shall have a car allowance of $1,000.00 per month during the term of this Agreement.

4. Term of Employment.

(a) Term. This Agreement shall be perpetual unless terminated according to

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the terms of this Agreement or voluntary by either party in compliance with Section 5 of this Agreement.

(b) Basic Rule. The Executive's Employment with the Company shall be "at will," meaning that either the Executive or the Company shall be entitled to terminate the Executive's Employment at any time and for any reason, with or without Cause (in the case of the Company) or Constructive Termination (in the case of Executive). Any contrary representations that may have been made to the Executive shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Executive and the Company on the "at will" nature of the Executive's Employment, which may be changed only in an express written agreement signed by the Executive and a duly authorized officer of the Company.

(c) Termination. The Company or the Executive may terminate the Executive's Employment at any time and for any reason (or no reason), and with or without Cause (in the case of the Company) or Constructive Termination (in the case of Executive), by giving the other party notice in writing. The Executive's Employment shall terminate automatically in the event of his death.

(d) Rights Upon Termination. Except as expressly provided in Section 5, upon the termination of the Executive's Employment pursuant to this Section 4, the Executive shall be entitled only to the compensation, benefits and reimbursements described in Sections 2 and 3 for the period preceding the effective date of the termination.

5. Termination Benefits.

(a) General Release. Any other provision of this Agreement notwithstanding, Subsections (b), (c), and (d) below shall not apply unless the Employee
(i) has executed a general release (in a form reasonably prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company, and (ii) has agreed not to prosecute any legal action or other proceeding based upon any of such claims.

(b) Severance Pay. If, during the term of this Agreement, the Company terminates the Executive's Employment for any reason other than Cause or Disability, or if the Executive voluntarily resigns following a Constructive Termination, (collectively, a "Termination Event"), then the Company shall pay the Executive in the amount of six million dollars ($6,000,000.00) in cash per year for three (3) years. Such Base Compensation shall be paid annually on January 1st each year the severance payment is in effect.

(c) Share Payments. With respect to all shares in the Company earned by the Executive prior to the effective date of the Termination Event, such shares shall be immediately granted and vested in the Executive, not subject to repurchase and not

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subject to assumption, assignment or replacement by the Company or its successors.

(d) Death or Disability.

(i) **Disability.** If the Executive's employment is terminated by the Company by reason of the Executive's Disability, the Executive shall be entitled to a prompt cash payment of a prorated portion of the payments set forth in Section 5(b) above for the year in which such termination occurs. For purposes of this Agreement, "Disability" means the Executive's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities contemplated by this Agreement. In the event of a dispute as to whether the Executive is disabled, the determination shall be made by a licensed medical doctor selected by the Company and agreed to by the Executive. If the parties cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose. The Executive agrees to submit to such tests and examinations as such medical doctor shall deem appropriate.

(ii) **Death.** In the event of the Executive's Death, the Severance Payment referenced in Section 5(b) shall be remitted to the Executive's then-current spouse. If the Executive is not married upon his death, the Severance Payment shall be remitted to his heirs at law or in accordance with his last will and testament.

(e) Definition of "Cause." For all purposes under this Agreement, "Cause" shall mean:

(i) Any breach of the Invention, Confidential Information and Non-Competition Agreement referenced in Section 6 hereof between the Executive and the Company, as determined by the Board of Directors of the Company;

(ii) Conviction of, or a plea of "guilty" or "no contest" to, a felony, or a plea of "guilty" or "no contest" to a lesser included offense in exchange for withdrawal of a felony indictment or felony charge by indictment, in each case whether arising under the laws of the United States or any state thereof;

(iii) Any act or acts of fraud;

(iv) violations of applicable laws, rules or regulations that expose the Company to material damages or material liability

(v) material breach by the employee of any material provision of the Employment Agreement that remains uncorrected for 30 days following written notice of such breach to the employee by the company.

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(f) **Definition of "Constructive Termination."** For all purposes under this Agreement, Constructive Termination shall mean the voluntary resignation of the Executive within 60 days following:

(i) The failure of the Executive to be elected or reelected to any of the positions described in Section 1(a) or his removal from any such position without his written consent.

(ii) A material diminution in the Executive's duties or the assignment of him of any duties inconsistent with the Executive's position and status as Executive Vice President and Chief Financial Officer of the Company.

(iii) A change in the Executive's reporting relationship such that the Executive no longer reports directly to the Chief Executive Officer.

(iv) A reduction in the Executive's Base Compensation without his consent;

(v) Receipt of notice from Company that the Executive's principal workplace will be relocated by more than fifty (50) miles without his written consent;

(vi) A breach by the Company of any of its material obligations to the Executive under this Agreement; or

(vii) The failure of the Company to obtain a satisfactory agreement from any successor to all or substantially all of the assets or business of the Company to assume and agree to perform this Agreement within 15 days after a merger, consolidation, sale or similar transaction.

6. **Invention, Confidential Information and Non-Competition Agreement.** The Executive has entered into an Invention, Confidential Information and Non-Competition Agreement with the Company, in the form attached hereto as Exhibit A, which is incorporated herein by reference.

7. **Successors.**

(a) **Company's Successors**. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

(b) **Executive's Successors**. This Agreement and all rights of the Executive

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hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

8. Miscellaneous Provisions.

(a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(b) Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) Indemnification. To the fullest extent permitted by the indemnification provisions of the Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement, and the indemnification provision of the laws of the jurisdiction of the Company's incorporation in effect from time to time, the Company shall indemnify the Executive as a director, senior officer or employee of the Company against all liabilities and reasonable expenses that may be incurred in any threatened, pending or completed action, suit or proceeding, and shall pay for the reasonable expenses incurred by the Executive in the defense of or participation in any proceeding to which the Executive is a party because of his service to the Company. The rights of the Executive under this indemnification provision shall survive the termination of employment.

(d) Whole Agreement. This Agreement and the Invention, Confidential Information and Non-Competition Agreement between the Company and Executive contain the entire understanding of the parties with respect to the subject matter hereof. No other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in such agreements have been made or entered into by either party with respect to the subject matter hereof.

(e) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

(f) Choice of Law and Severability. This Agreement is executed by the parties in the state of Florida and shall be interpreted in accordance with the laws of such State or sovereign entity (except their provisions governing the choice of law). If any

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provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with applicable law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation.

(g) **Arbitration**. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Executive's Employment or the termination thereof, shall be settled in Florida, by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Executive shall share equally all fees and expenses of the arbitrator. The Executive hereby consents to personal jurisdiction of the state and federal courts located in the State of Texas for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(h) **No Assignment**. This Agreement and all rights and obligations of the Executive hereunder are personal to the Executive and may not be transferred or assigned by the Executive at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

(i) **Counterparts**. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(j) **Approval by Shareholders**. This Employment Agreement shall receive a majority vote of the Shareholders prior to going into effect in accordance with the Company's Bylaws. The result of the Shareholder vote shall be affixed to this Agreement and recorded into the corporate records of the Company by the Secretary.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

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EmpI«n•«ixs - - eaivJakeP. Noel Jake P. Noch, Executive MUSIC LICENSING, INC. Title: Director By’ yx,v! ’‹ - Name: Rodztoo DI Federico Doc IO: cs2fba6c70b246bs161fg0¥5bt50$7bg<dIB6143

Exhibit "B"

MUSIC LICENSING, INC.
SHAREHOLDER RESOLUTION IN LIEU OF SPECIAL MEETING
JULY 12, 2023

This Resolution is adopted by a majority of the Shareholders of Music Licensing, Inc. (the "Company") as indicated by their signatures below. This resolution is adopted in lieu of a special meeting for which the merits of this resolution would traditionally be held in compliance with the Company's bylaws.

The shareholders approving this resolution represent more than 98.5% of all outstanding shares of the Company as of the date of its passing. A true and correct copy of the current shareholders is appended to this resolution. This resolution was properly consented to by the Board of Directors, who have unanimously voted in favor of the provisions herein. All signatories of this resolution agree that the resolutions herein are in the best interest of the Company.

It is hereby RESOLVED that:

1. The executive employment agreement of Jake P. Noch, President and CEO of the Company, is approved. A copy of the signed executive employment agreement is attached to this resolution as Exhibit "A".
2. The Company shall be re-incorporated to the Federation of St. Kitts and Nevis. The re-incorporation shall not affect the jurisdiction of the Company's operations.
3. The Company shall cause to be drafted articles and bylaws to reflect the re-incorporation and comply with the states, rules, and regulations incumbent on corporations in the Federation of St. Kitts and Nevis.
4. The Company will no longer qualify as a Regulation A Tier II Company as a result of the re-incorporation outside of the United States; however, the Company shall continue to voluntarily report to the U.S. Securities and Exchange Commission. The Company's securities counsel shall prepare the requisite filings to effectuate such change.

The foregoing is in the best interest of the Company. This Resolution shall be effective immediately and shall be kept in within the books and records of the Company.

Signature of a Majority of Shareholders:

Jake Noch, Majority Shareholder holding greater than 98.5% of all outstanding shares

Jake P. Noch

Date: 07 / 12 / 2023

Shareholder Resolution in Lieu of Special Meeting
Page 1 of 2

Consent of the Board of Directors:

Jake Noch
President and CEO

Date: 07 / 12 / 2023

Vito Roppo
Director

Date: 07 / 12 / 2023

Rodrigo Federico
Chief Technology Officer and Director

Date: 07 / 12 / 2023

Paul Ring
Director

Date: 07 / 12 / 2023

James Chillemi
Director

Date: 07 / 13 / 2023

Shareholder Resolution in Lieu of Special Meeting
*Page **2** of **2***

Exhibit "C"

MUSIC LICENSING, INC.

July 21, 2023

Transfer Online 512
SE Salmon St
Portland, OR 97214

Ladies and Gentlemen:

Music Licensing, Inc. (the "Company") and Jake P. Noch, individually and on behalf of his sole owned entity, the Jake P. Noch Family Office, LLC (the "Investor") have entered into a 3(a)(10) Settlement (the "Settlement").

You are hereby irrevocably authorized and instructed to reserve a sufficient number of shares of common stock ("Common Stock") of the Company (one quadrillion (1,000,000,000,000,000) for issuance upon full conversion of the Settlement in accordance with the terms thereof. Upon the Investor's written notice, you may increase the number of shares of Common Stock reserved accordingly. The increase in reserved shares shall continue until the Investor is able to realize the receipt of $12,000,000 USD in cash every-year after the reduction of any costs (e.g., commissions due and owing to you) in addition to covering the payment of any reimbursements, & to meet the Margin Loan provision that is set fourth in Jake P. Noch's Employment agreement. The Shares of Common Stock Shall be issued to Jake P. Noch or Jake P. Noch Family Office, LLC. Or any 3rd Party as instructed by Jake P. Noch or Jake P. Noch Family Office, LLC. Such as a Broker-Dealer, Investment Bank, Financial advisor, investment advisor, Private Fund, or Financial institution.

The ability to convert the Settlement in a timely manner is a material obligation of the Company pursuant to the Settlement. Your firm is hereby irrevocably authorized and instructed to issue shares of Common Stock of the Company (without any restrictive legend) to the Investor from the reserve, provided that there are sufficient reserve shares available. in the event there are insufficient reserve shares of Common Stock to accommodate a Conversion Notice (defined below) your firm and the Company agree that the Conversion Notice should be completed using authorized but unissued shares of Common Stock that the Company has available, upon receipt of a board resolution or treasury order signed by the Company, without any further action or confirmation by the Company. The issuance shall be completed upon your receipt of the following: (A) a notice of conversion ("Conversion Notice") executed by the Investor; and (B) an opinion of the Investor's counsel confirming that the shares of the Common Stock issued to the Investor are not "restricted securities" as defined in Rule 144 and that such shares shall be issued without any restrictive legend.

The Company hereby requests that your firm act within 72 business hours, without delay and without the need for any action or confirmation by the Company with respect to the issuance of Common Stock pursuant to any Conversion Notices received from the Investor. The request shall be honored, and shares issued within 72 business hours.

Notwithstanding anything herein contained to the contrary, Transfer Online, Inc. is not a party to the Agreement and is acting only in the capacity of an administrator. In addition, the Company must be current in all amounts owed to Transfer Online, Inc. and in good financial standing with Transfer Online Inc., before the issuance of any shares of the Common Stock herein.

1

Should a legal dispute or litlgahon arlse between thr Company and the Investor. as a result of the Company's failure to be current in all amounts owed to Transfer Online. In., which might cause a delay in the issuance o! shares of the Common Stock hereunder, Transfer Online, Inc. shall not be included in any lifigarion between th+ Company an¢i thr Investor, no have any liability to the Company or the invescor. If the Company‘s account with Tr‹1n4frr Online is not in good star ding, the investor may be provided with the amuur›t uwed to Transfer Online. Inc. and m.1y h.we the right to pay the outstanding balance in full NO conversion will be done unless the Company’s account with Transfer Online is paid in full. The Company shall indemnify you and your officers, directors, principals . partners, agent 4 4 nd representatives, and 6 otd eJt h of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and dilbursen ents of Its oxorncys} incurred by or assrrtrd aga inst you or any of them arising out of o< in conr›e‹rion the instruchons set forth herein, thr performance of your duoe's hereunder . Ind otherwise’ in respect hereof, including the costs and expenses of defending yourse 0 or themselve's . \ ga‹nst . 4 ny rlaim or liability hereunder, except that the Company shall not be liable hereunder as to matters in te*prtt o? which ‹t is determined that you have acted with gross negligence or in bad f 3 lth . You sh . yII h 3 vz' no I›abilitY to the Company in respect to any action taken or any I : ›iIurc to oct in respect of th›s If such acaon woe takrn of omincd to be takrn in good fa‹th, and you shall be enhtted to rrly in this regard on the adv‹ce of counsel . The Investor and Company expressly understand and . 3 groc that nothing in this irrevocable Transfer instruction Agreement shall require or br construed in any way to require the transfer agent to do, take or not to take any acnon that would be contrary to any federal or state law, rule, or regulanon including but expressly not limited to both the Securities Act of 1983 , as amended, and thr Se ¢ ur rte› and £ xchange Act of }g 34 a 4 amended, and the rule and regulanons promulg . Ited there under . The Board of Oirectors of thr Company has approved the foregoing (irrevocable InstrucJ 1 ons) and door hereby extend thr Company's irrevocable agreement to indemnify your firm for all loss, liability, or expense in carrying out the authority and direczton herrin ‹onta‹ncd on the terms herein set forth . The Company aprccs that in the event that the Transfer Agent resigns a› the Company’s transfer agent . the Company shall engage a suitable replacement transfer . agent that wiI| agree to serve as transfer agent for the Company and be bound fry the terms and conditions of these Irrevocable Instructions wlthin five (S) business days . You . 1 rr , loo authorized to release any informal \ on you de 4 m netr 4 a ry t owards processing rlaaring and settlement of thr sh . orcs a is‹ng frpm this reservahon The Investor ‹s Intended to be and arc third party beneficiaries hereof, and no amendment or mcdificatJon to the lnstr uc ttoi s st • t f‹›rth horoin may b •• made wi • ho‹it the consent of the Invecto •. ISSUER CONTACT Acknowledged and Agreed. Jakt P Noch, Pr esident and CEO

Transfer On line By: Title: Music Licensing, Inc. Name: *' ” E Title: Director Title: Director Name: Paul Ring Title: Director

6. The 3(a)l0 setdement was 8'•'e in good Feitfi, and no parties were under duims or any negxtise iefiumce to erter ioio this sctdemeit sgrecmoit - 7. Alt psrttcs' Boud at Oir¢ct¢•e wss feTlx td•ied oa \ X¢ Maltas. & AI1 pmaoas to wboza it is propased to iaue secuzIâ‹s ia exchao$e Fazboaa files eioeL Whoa, iliis acooa la ‹liazoizeedwltbazc idice, ao4 dteCaut alkali retaio DONE AI4D ORDfiRfiD m Chambers at Collier Coon9, fñ oiida.

EXHIBIT F

shares of Defendant, MUSIC LICENSING, INC.'s common stock to be issued to Plaintiffs, JAKE P. NOCH et al. in connection with their Settlement Agreement. Neither Plaintiffs, JAKE P. NOCH et al. nor the shares of common stock of Defendant, MUSIC LICENSING, INC. issued or to be issued pursuant to the Section 3(a)(10) exemption are subject to compliance with any of the provisions of Rule 144, including, but not limited to, volume limitations of the sales thereof and any affiliate restrictions of Plaintiffs, JAKE P. NOCH et al. with Defendant, MUSIC LICENSING, INC.

b. The Section 3(a)(10) exemption is to be applied to previous transactions issuance transactions by Defendant, MUSIC LICENSING, INC. to plaintiffs, JAKE P. NOCH et al. and their respective affiliates. Amounts previously realized under any sale transactions of shares of common stock of Defendant, MUSIC LICENSING, INC. will be deducted from the current amounts outstanding under the Settlement Agreement and/or future balances as one-time deductions of the current amounts remaining to be satisfied by the Settlement Agreement and the Section 3(a)(10) exemption.

c. Issuances by Defendant, MUSIC LICENSING, INC. of shares of its common stock under the Settlement Agreement pursuant to the exemption from registration under the Act provided by Section 3(a)(10) do not need to be accomplished in limited tranches, and there is no restriction on the issuance of such shares.

d. The 3(a)(10) exemption provided by this Court's Order is not linked to the public market per-share price of common stock of Defendant, MUSIC

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